CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-273915 on Form S-6 of our report dated September 5, 2023, relating to the financial statement of FT 10960, comprising Cboe Vest Enhanced Large Cap Buffered 15 Portfolio, Series 7, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 5, 2023